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Exhibit 10.5

AMENDED AND RESTATED

MASTER SERVICES AGREEMENT

between

GMAC LLC

AND

GENERAL MOTORS CORPORATION

Dated as of May 22, 2009

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Exhibits

Exhibit A – Excluded Exposures

Exhibit B – Form of Opt In Letter

Schedules

Schedule 1 – Specified Integrated Agreements

Schedule 2 – Specified Offset Agreements

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AMENDED AND RESTATED MASTER SERVICES AGREEMENT

This Amended and Restated Master Services Agreement (“Agreement”) is dated as of May 22, 2009, and is made effective as of December 29, 2008, by and between General Motors Corporation, a Delaware corporation (“GM”), and GMAC LLC, a Delaware limited liability company (“GMAC”).

Recitals

A. GM, directly and through its Subsidiaries, is a worldwide manufacturer, distributor, marketer, and seller of motor vehicles and related goods and services (“GM Products”).

B. GMAC is a worldwide diversified financial services company that directly, and through its Subsidiaries, provides automotive and non-automotive finance and lease, insurance, banking, mortgage lending, and other services to a variety of affiliated and unaffiliated, consumer and commercial customers.

C. GM and GMAC provide significant services and resources to each other as provided in the Specified Integrated Agreements and other agreements. The interrelated transactions and dealings between GM and/or its Subsidiaries on the one hand and GMAC and/or its Subsidiaries on the other hand (“Dealings”) contribute significantly to the success of GM and GMAC, usually generating efficiencies and enhanced results for each of them, including business opportunities and referrals, data and resource sharing, economies of scale, leveraging staff expertise, and administrative conveniences. These efficiencies flow from four aspects of their relationship: (1) the formal ownership structure that has existed historically, resulting in tax, legal, and administrative efficiencies; (2) propinquity – their history, familiarity, proximity, and common corporate culture and industry experience – allowing informal and simplified interactions; (3) sound business practices, including economies of scale and leveraging of resources, including infrastructure sharing; and (4) their “shared” or “common” customers (i.e., GM Dealers and purchasers of GM Products). Combined, these efficiencies result in highly valuable and significant organizational, operational, business, and financial synergies (“Synergies”). Although specific aspects of the Dealings may benefit one party more than the other from time to time, the Synergies produce net positive effects for GM and GMAC jointly and individually.

D. The parties entered into the Specified Integrated Agreements to establish the terms and conditions under which the parties thereto provide various services as set forth therein, including that certain Master Services Agreement, dated as of November 30, 2006 (as amended, supplemented and otherwise modified prior to the date hereof, the “Original MSA”), which, among other things, established certain terms and conditions that apply to the Specified Integrated Agreements.

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E. On December 24, 2008, in connection with the conversion of GMAC Bank, a wholly owned Subsidiary of GMAC, from a Utah industrial loan company to a Utah commercial bank, the Board of Governors of the Federal Reserve System (the “Federal Reserve”) approved (the “Approval”) the application of GMAC to become a bank holding company under Section 3 of the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Pursuant to a letter agreement entered into between GM and GMAC, dated as of December 29, 2008 (the “Letter Agreement”), in connection with the Approval, GM and GMAC agreed to amend and restate the Original MSA and certain of the other Specified Integrated Agreements in accordance with the terms set forth in the Letter Agreement.

F. NOW, THEREFORE, in consideration of the premises and the mutual agreements herein provided, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the parties agrees that the Original MSA is hereby amended and restated in its entirety to read as follows:

Agreement

SECTION 1. Definitions. The words in this Agreement have the meanings usually and customarily ascribed to them in commercial contracts, except that words that are defined below or elsewhere in this Agreement have the respective meanings ascribed to such words below or elsewhere in this Agreement:

“Asset Carve Out Agreement” means an agreement dated as of November 22, 2006 among Central Originating Lease, LLC, Capital Auto Receivables LLC, Lease Ownership Cooperative LLC, Certificate Ownership Cooperative LLC, GMAC, and GM, as such agreement may be amended or amended and restated or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended from time to time.

“Canada Advance Payment Agreement” means that certain Amended and Restated In-Transit Vehicle Agreement, dated as of May 22, 2009, between General Motors of Canada Limited and General Motors Acceptance Corporation of Canada, Limited, as such agreement may be amended, amended and restated or otherwise modified from time to time, and any exhibits, schedules, and addenda thereto.

“Canada Consumer Agreement” means the Amended and Restated Canada Consumer Financing Services Agreement dated as of May 22, 2009 among General Motors of Canada Limited, GM, GMAC and General Motors Acceptance Corporation of Canada, Limited, as such agreement may be amended or amended and restated or otherwise modified from time to time.

“Canadian OPEB Assumption Agreement” means the Assumption Agreement with respect to Canada executed by GM on November 1, 2006, as such agreement may be amended or amended and restated or otherwise modified from time to time, related to GM’s assumption of GMAC’s Canadian OPEB liabilities as required by Section 5.02 of the Employee Matters Agreement dated April 2, 2006.

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“Cap” or “Caps” means, individually or collectively, as the case may be, each monetary limitation set forth in Section 4(a) and 4(b) with respect to the applicable Measured Exposures.

“Capital” means, as of any date with respect to GMAC, the sum of the amount of “tier 1 capital” plus the amount of “tier 2 capital” of GMAC, as reported by GMAC prior to such date in its then most recent report on Form 10-K or Form 10-Q filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (or, if such amounts are not reported in such report, as disclosed by GMAC to GM subject to reasonable confidentiality terms to be mutually agreed upon prior to disclosure by GMAC).

“Control”, when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the term “Controlled” has a correlative meaning.

“Dealer Financing Service Agreement” means the Amended and Restated Dealer Financing Service Agreement dated as of May 22, 2009 by and between GM and GMAC, as such agreement may be amended or amended and restated or otherwise modified from time to time.

“Designated Commitments to Pay” means collectively, each of the “Existing Commitments to Pay” and “Revised Commitments to Pay”, as such terms are defined in the U.S. Advance Payment Agreement, with respect to the GM Dealers that are designated dealers under the U.S. Advance Payment Agreement.

“Designated GM Domestic Entity” or “Designated GM Domestic Entities,” means, individually or collectively, as the case may be, GM and each of its Subsidiaries incorporated, domiciled or that has or have a principal place of business in the United States or any territory thereof, whether now existing or formed or acquired after the date hereof, that is a party to or has opted into one or more Specified Offset Agreements.

“Effective Date” means December 29, 2008.

“Employee Leasing Agreement” means the Amendment and Supplementary Agreement to the Fleet Management Master Agreement dated as of November 29, 2006 between Master Lease Germany GmbH and Adam Opel GmbH, as such agreement may be amended or amended and restated or otherwise modified from time to time.

“European Remarketing Agreement” means the European Remarketing Agreement dated as of November 29, 2006 between General Motors Europe AG and Masterlease Limited, together with any related implementing agreements, as such agreements may be amended or amended and restated or otherwise modified from time to time.

“Excluded Exposures” means [***].

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“GM Dealer” means an existing or future dealer or distributor of GM Products, including any dealer that is wholly- or partially-owned by GM or any of its Subsidiaries.

“GM Domestic Entity” or “GM Domestic Entities” means, individually or collectively, as the case may be, each GM Entity incorporated, domiciled or that has a principal place of business in the United States or any territory thereof.

“GM Entity” or “GM Entities” means, individually or collectively, as the case may be, GM and each of its Subsidiaries, including any Subsidiaries formed or acquired after the date of this Agreement.

“GMAC Debt Facilities” means (i) the UK Facility and (ii) each other credit facility provided by any GMAC Entity to any GM Entity at any time that is secured by a lien on the assets of any GM Entity pursuant to a security agreement that has been approved by the Treasurer of GM.

“GMAC Entity” or “GMAC Entities” means, individually or collectively, as the case may be, GMAC and each of its Subsidiaries, including any Subsidiaries formed or acquired after the date of this Agreement.

“GMACI” means GMAC Insurance Holdings, Inc., a Delaware corporation.

“Governmental Authority” means any international, supranational, national, federal, state, territorial, provincial, or local court, government, department commission, board, bureau, agency, official, or other regulatory, administrative or governmental authority.

“Including,” “included,” and derivatives thereof means including or included, as the case may be, without limitation.

“Insurance Services Agreement” means the Insurance Services Agreement dated as of November 30, 2006 between GM and GMACI, as such agreement may be amended or amended and restated or otherwise modified from time to time.

“Interest Rate and Currency Swap” means the ISDA Interest Rate and Currency Exchange Agreement between GM and GMAC dated December 30, 1992 and as such agreement may be amended or amended and restated or otherwise modified from time to time, and any exhibits, schedules, and addenda thereto, but solely with respect to swaps between GM and GMAC pursuant to section 2.1(b)(viii) of the Asset Carve Out Agreement.

“IO Consumer Finance Agreement” means the Amended and Restated International Consumer Financing Services Agreement dated as of May 22, 2009 between GM and GMAC, as such agreement may be amended or amended and restated or otherwise modified from time to time.

[***].

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“LIBO Rate” means, for any day, the rate that appeared as the rate for deposits in U.S. dollars for a one-month period on the Bloomberg “BBAM1” screen displaying British Bankers’ Association Interest Settlement Rates (or on any successor or substitute Bloomberg screen providing rate quotations comparable to those currently provided on the Bloomberg “BBAM1” screen for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market, or, if Bloomberg shall cease to provide any such screen, on the Reuters “LIBOR01” screen displaying British Bankers’ Association Interest Settlement Rates) at approximately 11:00 a.m., London time, on such day (or, if such day is not a business day in London on which such rate is published, on the then most recent day that was a business day in London on which such rate was published).

“Marketing Service Agreement” means the Marketing Service Agreement dated as of November 30, 2006 by and between GM and GMAC, as such agreement may be amended or amended and restated or otherwise modified from time to time.

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“Outstanding Commitment Reduction Amount” means, at any time, the aggregate amount of the Commitment Reductions made pursuant to Section 4(c) prior to such time [***].

“Person” means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any Governmental Authority.

“Prepaid Exposure Reduction Cash Payment Amount” means, at any time, the aggregate amount of all Exposure Reduction Cash Payments made pursuant to Section 4(c) (and all similar payments made pursuant to Section 4(c) of the Original MSA) prior to such time, less (i) [***] and (ii) the aggregate amount of cash payments to GM Entities pursuant to Section 4(e) prior to such time.

[***].

“Purchase and Sale Agreement” means the Purchase and Sale Agreement, dated as of April 2, 2006, among GM, GMAC, GM Finance Co. Holdings Inc., and FIM Holdings LLC, as such agreement may be amended or amended and restated or otherwise modified from time to time, and any exhibits, schedules, and addenda thereto.

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“Residual Liability Payout Agreement” means the Residual Liability Payout Agreement dated as of May 1, 2006 among GM, Saab Cars USA, Inc., Saturn Corporation, GMAC (then known as General Motors Acceptance Corporation), GMAC Automotive Bank and Saab Financial Services Corp., as such agreement may be amended or amended and restated or otherwise modified from time to time, and any exhibits, schedules, and addenda thereto.

[***].

[***].

“Specified Integrated Agreements” means, collectively, each of the agreements set forth on Schedule 1 hereto, as such schedule may be amended, amended and restated, or otherwise modified from time to time in accordance with this Agreement, and any exhibits, schedules, and addenda thereto.

“Specified Offset Agreements” means, collectively, each of the agreements set forth on Schedule 2 hereto, as such Schedule may be amended, amended and restated, or otherwise modified from time to time in accordance with this Agreement, and any exhibits, schedules, and addenda thereto and any implementing agreements entered into by any GMAC Entity with any GM Entity under such Agreements.

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the voting interests is owned, directly or indirectly, by such Person, excluding any Person located in China or India and with respect to GM, excluding the GMAC Entities and GM Daewoo Automotive & Technology Company located in Korea and its subsidiaries located in Korea and Vietnam.

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“UK Facility” means the credit facility established under the Master Agreement for Supply of Vehicles dated as of February 27, 2006 between General Motors UK Limited (formerly known as Vauxhall Motors Limited) and GMAC UK PLC, as such agreement may be amended or amended and restated or otherwise modified from time to time.

[***].

“U.S. Advance Payment Agreement” means that certain Second Amended and Restated Agreement for Advance Payment of Wholesale Vehicle Obligations, dated as of May 22, 2009, between GM and GMAC, as such agreement may be amended, amended and restated or otherwise modified from time to time, and any exhibits, schedules, and addenda thereto.

“U.S. Consumer Agreement” means the Amended and Restated United States Consumer Financing Services Agreement dated as of May 22, 2009 between GM and GMAC, as such agreement may be amended, amended and restated or otherwise modified from time to time, and any exhibits, schedules, and addenda thereto.

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“Vehicle Service Contract Premium and Claim Payment Agreement” means the Vehicle Service Contract Premium and Claim Payment Agreement dated as of May 1, 2006 among GM, GMAC (then known as General Motors Acceptance Corporation) and GMACI, as such agreement may be amended, amended and restated or otherwise modified from time to time, and any exhibits, schedules, and addenda thereto.

Index of Defined Terms

Defined Term	Location of Definition
Approval	Recitals
Audits	Section 7
BHC Act	Recitals
Commitment Reduction	Section 4
Dealings	Recitals
Dispute	Section 16
Exposure Reduction Cash Payment	Section 4
Federal Reserve	Recitals
GM	Preamble
GM Products	Recitals
GMAC	Preamble
Letter Agreement	Recitals
Original MSA	Recitals
[***]	Section 4
Setoff Rights Reduction Date	Section 3
Synergies	Recitals

SECTION 2. Integration.

(a) Each of the parties to this Agreement represents, warrants, covenants, and agrees that this Agreement and the other Specified Integrated Agreements comprise a single, unitary, indivisible, and non-severable agreement governing the operational arrangements between the GM Entities on the one hand and the GMAC Entities on the other hand. For example and for illustrative purposes only, GMAC will not be able to fully perform its obligations under the Dealer Financing Service Agreement if GM fails to perform its obligations under the Marketing Service Agreement. Although this Agreement and each Specified Integrated Agreement may address a discrete subject matter, the treatment of such subject matter in separate documents does not signify that each constitutes a separate

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agreement; instead, such treatment is intended to facilitate articulation of the terms and conditions of the overall unitary and indivisible transaction. The use of the expressions “unitary”, “indivisible”, and “non- severable” to describe this Agreement is not merely for convenient reference. It is the conscious choice and the express intent of the parties to enter into a unitary, indivisible, and non-severable transaction. Each of the parties agrees that from an economic point of view this Agreement and the other Specified Integrated Agreements reflect one indivisible and non-severable economic bargain between the GM Entities and the GMAC Entities, all other provisions of this Agreement and the other Specified Integrated Agreements have been negotiated and agreed to collectively as a single, composite, inseparable transaction, and that any one component of the transaction would not have been entered into other than as a part of the overall transaction. Except as expressly provided in this Agreement or any other Specified Integrated Agreement for specific isolated purposes (and in such cases only to the extent expressly so stated, it otherwise being presumed that this paragraph is applicable), (i) all provisions of this Agreement and the other Specified Integrated Agreements, including definitions, commencement and expiration dates, monetary provisions, use provisions, breach, default, setoff, recoupment, enforcement and termination provisions, and assignment, are integral to the entire transaction and are not severable; (ii) the economic terms of the transaction would have been substantially different had separate transactions been acceptable to GMAC and GM; and (iii) the provisions of this Agreement will at all times be construed, interpreted and applied such that the intention of all parties to effect a unitary, indivisible transaction will be preserved and maintained.

(b) The parties agree that for all purposes, including any transfer, assignment, rescission, assumption, or rejection of this Agreement under Section 365 of the Bankruptcy Code or any amendment or successor section thereof, or otherwise, this Agreement and the other Specified Integrated Agreements constitute one indivisible and non-severable agreement dealing with and covering one legal and economic unit which must be transferred, assigned, rescinded, assumed, or rejected (as applicable) as a whole with respect to all (and not less than all) of the obligations covered under this Agreement and the other Specified Integrated Agreements.

(c) The terms and provisions of this Agreement are hereby deemed incorporated in all of the Specified Integrated Agreements and Specified Offset Agreements, as applicable, in each case as though fully set forth therein and made a part thereof.

SECTION 3. Setoff Rights.

(a) Each Designated GM Domestic Entity hereby acknowledges, understands, and agrees that (i) until the earlier of (A) the date on which the Unsecured Exposures shall have been secured by a lien in favor of the applicable GMAC Entities on assets of the GM Domestic Entities pursuant to Section 5 and (B) the first date occurring on or after December 30, 2010 on which no Measured Exposure exceeds the applicable Cap, as set forth in Section 4 below (the earlier of (A) and (B), the “Setoff Rights Reduction Date”), GMAC and each other GMAC Entity (acting on its own or through GMAC on behalf of itself and each other GMAC Entity) is entitled to setoff from time to time any or all Specified GMAC Obligations against any or all

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Specified GM Obligations and (ii) from and after the Setoff Rights Reduction Date, GMAC and each other GMAC Entity (acting on its own or through GMAC on behalf of itself and each other GMAC Entity) is entitled to setoff from time to time any or all Known Specified GMAC Obligations against any or all Known Specified GM Obligations.

(b) If, at any time prior to the Setoff Rights Reduction Date, GMAC asserts in good faith that any Specified GM Obligation is owing or payable by any Designated GM Domestic Entity but the amount of that Specified GM Obligation is unliquidated or otherwise unascertained at any time, the GMAC Entities (or GMAC on behalf of itself and each other GMAC Entity) may, acting in a commercially reasonable manner, estimate the amount thereof and setoff such estimated amount, subject to accounting to the Designated GM Domestic Entities no later than 5 business days after the amount is liquidated or otherwise ascertained.

(c) Each GMAC Entity hereby acknowledges, understands, and agrees that GM and each other Designated GM Domestic Entity (acting on its own or through GM on behalf of itself and each other Designated GM Domestic Entity) is entitled to setoff from time to time any or all Known Specified GM Obligations against any or all Known Specified GMAC Obligations.

(d) The foregoing rights of setoff are in addition to, and not in limitation of, any other right or remedy available to any of the Designated GM Domestic Entities and the GMAC Entities (including any right of setoff, offset, recoupment, combination of accounts, deduction, counterclaim, retention, or withholding), whether expressly or implicitly arising under this Agreement or any other agreement, instrument, or undertaking, under applicable law, in equity, or otherwise and will be effective and enforceable notwithstanding any other provision to the contrary set forth in this Agreement or any other agreement, instrument, or undertaking between or among one or more GMAC Entities, on the one hand, and one or more Designated GM Domestic Entities, on the other hand.

(e) Each party hereby acknowledges, understands, and agrees that the exercise by GM or any other Designated GM Domestic Entity, on the one hand, or GMAC or any other GMAC Entity, on the other hand, at any time or from time to time of rights under this Section 3 will be deemed automatically to satisfy and discharge fully, completely, irrevocably, and indefeasibly all Specified GM Obligations, Specified GMAC Obligations, Known Specified GM Obligations, or Known Specified GMAC Obligations, as the case may be, to the extent of the exercise of such rights.

SECTION 4. Global Exposure Cap.

(a) During the period commencing on the Effective Date and ending December 29, 2010, (i) the Probable Unsecured Exposure, as calculated (or, to the extent applicable, estimated) by GMAC in good faith, shall not on any given day exceed $2.1 billion and (ii) the Maximum Unsecured Exposure, as calculated (or, to the extent applicable, estimated) by GMAC in good faith, shall not on any given day exceed $4.1 billion.

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(b) From and after December 30, 2010, (i) the Probable Unsecured Exposure, as calculated (or, to the extent applicable, estimated) by GMAC in good faith, shall not on any given day exceed $1.5 billion and (ii) the Maximum Total Exposure, as calculated (or, to the extent applicable, estimated) by GMAC in good faith, shall not on any given day exceed the greater of (A) $3.0 billion and (B) 15% of the Capital of GMAC.

(c) If GMAC determines, at any time, that the amount of any Measured Exposure equals or exceeds 97% of the Cap then applicable to such Measured Exposure, GMAC and GM will immediately engage in discussions to ensure that the amount of the applicable Measured Exposure is maintained below such Cap. If the Cap with respect to a Measured Exposure has been exceeded, then, until GM or any other GM Entity (i) makes a payment in cash (an “Exposure Reduction Cash Payment”) to GMAC or any other GMAC Entity and/or (ii) reduces the amount of undrawn commitments of the GMAC Entities under the GMAC Debt Facilities to provide loans to GM Entities (a “Commitment Reduction”) such that, after giving effect to such Exposure Reduction Cash Payment and/or such Commitment Reduction and any additional obligations about to be incurred, the applicable Measured Exposure does not exceed such Cap, or any other event occurs as a result of which the applicable Measured Exposure no longer exceeds such Cap, the GMAC Entities will not be obligated to lend, otherwise extend any credit, or make any other financial accommodations, or otherwise increase any GMAC Entity’s exposure to any GM Entity. The preceding sentence does not in any way limit or otherwise restrict any of GMAC’s other rights or obligations under any other provision of this Agreement or any other agreement. Notwithstanding anything to the contrary in this Section 4, the GM Entities’ obligation to not exceed the Caps is absolute (provided that GMAC has properly determined the amount of the applicable Measured Exposure with respect to the applicable Cap) and not conditioned on the occurrence of the discussions described herein or the providing of any notice by the GMAC Entities to the GM Entities. GMAC will provide to GM, not less frequently than the end of each calendar quarter, a written schedule of its determination of the amount of each Measured Exposure then due with respect to each Cap.

(d) [***].

(e) If the amount of any Measured Exposure shall, as of any date, be less than 97% of the then applicable Cap, and if, as of such date, the Prepaid Exposure Reduction Cash Payment Amount or the Outstanding Commitment Reduction Amount shall exceed zero, then GMAC (or the applicable GMAC Entity) shall, at GM’s election, promptly (i) make a cash payment to GM (or the applicable GM Entity) in an amount not to exceed the Prepaid Exposure Reduction Cash Payment Amount existing immediately prior to such cash payment [***], to the extent that such cash payment and/or commitment reinstatement may be made without causing any Measured Exposure to exceed 97% of the then applicable Cap. [***].

(f) GMAC shall pay interest to GM or its designee on the Prepaid Exposure Reduction Cash Payment Amount at an annual rate (based on a year of 360 days) equal to the LIBO Rate. Such interest shall be computed on a daily basis (using, for each day, the annualized (based on a year of 360 days) LIBO Rate for such day) on the then-outstanding

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Prepaid Exposure Reduction Cash Payment Amount and shall be paid by GMAC in arrears no later than the 15th day of each calendar month with respect to the immediately preceding calendar month.

(g) GM and GMAC shall use commercially reasonable best efforts to work together to reduce the aggregate exposure of the GMAC Entities to the GM Entities in exchange for an equivalent reduction in the aggregate exposure of the GM Entities to the GMAC Entities.

(h) GMAC may at any time seek approval from any applicable Governmental Authority to increase any Cap above the amount set forth for such Cap in Section 4(a) or 4(b). Upon the grant of any such approval, such Cap shall automatically be increased accordingly.

SECTION 5. [***].

SECTION 6. Securitization Arrangements. GM and GMAC shall use commercially reasonable efforts either (i) to restructure current secured financing arrangements between any GM Entity, on the one hand, and any GMAC Entity, on the other hand, that are not able to be securitized by a GMAC Entity to the extent that such restructuring is reasonably practicable and may be achieved without impeding any GM Entity’s ability to sell vehicles, for the purpose of enabling each applicable GMAC Entity to securitize its exposures related thereto or (ii) to identify alternative third-party sources of financing to replace the GMAC Entities with respect to such secured financing arrangements that are not able to be securitized by a GMAC Entity; provided that, if such restructuring is not at any time achieved and such third-party financing is not at any time obtained, such fact shall not be deemed to be a violation of this Section 6 or any other provision of this Agreement.

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SECTION 7. Audits by the Parties. The actions of the parties in connection with this Agreement will, at the election of either party, be subject to compliance verification (“Compliance Audits”) by the parties and their outside auditors. For purposes of Compliance Audits, and to facilitate audits, reviews and investigations by any Governmental Authority, GMAC and GM will each provide the other party and, subject to the execution of appropriate and reasonable confidentiality agreements, its agents, upon not less than five business days prior notice, reasonable assistance and access, during regular business hours, to its files, books and records pertaining to the calculations and other matters contemplated by this Agreement. Neither GM nor GMAC may perform a Compliance Audit more than once in any 6-month period. Compliance Audits will be limited in duration, manner and scope to that which is reasonably necessary and appropriate to confirm compliance with the terms and conditions of this Agreement or the accuracy of any calculation or determination made hereunder.

SECTION 8. Use of GM Trademark. GMAC will continue to use the trade name and trademark “GMAC” in connection with GM-directed automotive consumer and dealer finance incentive, and other promotional, programs involving GM Products for which GM compensates GMAC (for example, “interest free” periods, finance charge subsidies, capitalized cost reductions, waivers of security deposit), except to the extent that GM terminates GMAC’s license to use the GMAC trademark under Section 5.2(d) of the Intellectual Property License Agreement, dated as of November 30, 2006, as amended, or as may be otherwise agreed by the parties.

SECTION 9. Term. The term of the Original MSA commenced on November 30, 2006 and this Agreement shall remain in full force and effect for as long as any Specified Integrated Agreement remains in effect. Notwithstanding the foregoing or anything else to the contrary, GM shall have the right to terminate all (but not less than all) of the Specified Integrated Agreements (including this Agreement) at any time that GMAC becomes or is Controlled by an automotive vehicle manufacturer that competes with GM.

SECTION 10. Successors and Assigns. This Agreement binds and inures to the benefit of the parties to this Agreement and each of the other Specified Integrated Agreements and to their respective successors and assigns. No party to this Agreement may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement by operation of law or otherwise, to any third party other than one of its Subsidiaries; provided that such Subsidiary has first executed an Opt In letter in the form of Exhibit B to this Agreement; and provided further that any such assignment or transfer to any Subsidiary will not relieve any party of its obligations under this Agreement.

SECTION 11. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, confers upon any person or entity, other than the parties and their successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

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SECTION 12. Waiver. The failure of any party to insist, in any one or more instances, upon the performance of any of the terms, covenants, or conditions of this Agreement or to exercise any right hereunder, will not operate or be construed as a waiver of any default, right, or remedy or of that party’s right to insist upon strict compliance in the future. No waiver of any term, condition or other provision of this Agreement is effective against a party unless acknowledged by such party in writing.

SECTION 13. Unenforceability. If a court of competent jurisdiction holds any one or more of the provisions of this Agreement to be unenforceable, such unenforceability will not affect any other provision. In such event, the parties will substitute a provision that is as close as possible to the intent of the original unenforceable provisions; provided, however, that this paragraph will not be construed to render this Agreement or any of the other Specified Integrated Agreements to be severable from one another or otherwise in derogation of any of the provisions of Section 2 above.

SECTION 14. Headings. Headings used in this Agreement are for reference purposes only and will not to be deemed a part of this Agreement or used in the interpretations of the substantive provisions of it.

SECTION 15. Governing Law. This Agreement is governed by, and construed and enforced in accordance with the laws of the State of New York, excluding any conflict of law provisions, which would require application of any other law.

SECTION 16. Dispute Resolution.

(a) Any dispute, controversy, claim or disagreement arising from or in connection with this Agreement (“Dispute”), will be exclusively governed by and resolved in accordance with the provisions of this Section 16.

(b) The parties will use reasonable efforts to settle all Disputes without resorting to litigation. If any Dispute cannot be resolved at the working level, either party may by notice submit such Dispute to the GMAC President Auto Finance and the GM Treasurer, or their designees for the particular matter, for resolution.

(c) Any Dispute under this Agreement which is not resolved by the GMAC President Auto Finance and the GM Treasurer (or their designees for the particular matter) within 30 days of submission to them will immediately be escalated to the GMAC Chief Executive Officer and GM Chief Financial Officer. If the Dispute is not resolved within 90 days of the date of escalation to the GMAC President Auto Finance and GM Treasurer, either party may pursue legal remedies in accordance with this Section 16.

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(d) Each party agrees that any suit, action, or proceeding against the other party arising out of or relating to this Agreement or any transaction contemplated hereby will only be brought in any federal or state court located in the city, county, and State of New York, and each party hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, or proceeding. Each party further agrees that service of any process, summons, notice, or document by U.S. registered mail to such party’s respective address set forth in Section 21 will be effective service of process for any action, suit, or proceeding in the State of New York with respect to any matters to which it has submitted to jurisdiction in this Section 16. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(e) Nothing in this Section 16 is intended to limit either party’s right to apply to courts of the State of New York for equitable, provisional relief with respect to any Dispute pending the resolution of the Dispute pursuant to this Section 16 or to seek immediate right of setoff as provided in Section 3.

SECTION 17. Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter of this Agreement and, except to the extent otherwise contemplated by this Agreement, supersedes all previous oral and written agreements, proposals, negotiations, representations, commitments, and other communications among the parties with respect to its subject matter.

SECTION 18. Amendments. This Agreement may not be revised, discharged, altered, amended, modified, or renewed except by a writing signed by duly authorized representatives of the parties.

SECTION 19. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which is deemed an original and all of which together constitute one and the same instrument.

SECTION 20. Publicity. No party, without the prior written approval of the other parties, will publicly announce or disclose the terms of this Agreement, except as required by law (subject, in each case, to giving the other party notice as promptly as possible of its intention to make such announcement or disclosure and providing the other party an opportunity to comment upon the content of such announcement or disclosure).

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SECTION 21. Notices. (a) All notices, requests, and other communications to any party hereto required by or permitted under this Agreement must be in writing, including facsimile transmittal, and sent to the addresses indicated below:

To the GM Entities:

GM Treasurer

767 Fifth Avenue, 14th Floor

New York, NY 10153

Facsimile: 212-418-3630

To the GMAC Entities:

GMAC President Auto Finance

Mail Code 482-B12-D11

200 Renaissance Center

PO BOX 200

Detroit, MI 48265

Facsimile: 313 665 6309

with a copy to:

General Counsel

MC – 482-B09-B11

200 Renaissance Center

PO BOX 200

Detroit, MI 48265

Facsimile: 313 665 6189

or at such other address to the attention of such other person as either party may designate by written notice to the other party hereto. All such notices, requests, and other communications are deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication is deemed not to have been received until the next succeeding business day in the place of receipt.

(b) Notice will be deemed given and received as follows: (a) if given by facsimile, when the facsimile is transmitted to compatible equipment in the possession of the recipient and confirmation of complete receipt is received by the sending party during normal business hours or on the next business day if not confirmed during normal business hours; (b) if hand delivered to a party against a receipted copy, when the copy is receipted; (c) if given by a nationally recognized and reputable overnight delivery service, the day on which the notice is actually received by the party; or (d) if given by certified mail, return receipt requested, postage prepaid, two business days after it is posted with the United States Postal Service.

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(c) The provisions above governing the date on which a notice is deemed to have been received by a party means and refers to the date on which a party, and not its counsel or other recipient to which a copy of the notice may be sent, is deemed to have received the notice.

(d) If a notice is tendered pursuant to the provisions of this Agreement and is refused by the intended recipient, the notice will nonetheless be deemed to have been given and is effective as of the date provided in this Agreement.

(e) In any event, any notice given to a party in a manner other than that provided in this Agreement that the party actually receives, is effective with respect to the party on receipt.

SECTION 22. Relationship of Parties. Nothing contained in this Agreement will be construed as creating a joint venture, association, partnership, franchise, or agency relationship, and nothing contained in this Agreement will be construed as making a party liable for the debts or obligations of the other party, unless expressly provided in this Agreement or another Specified Integrated Agreement.

SECTION 23. Scope; Additional Parties. GM will use reasonable best efforts to cause each Designated GM Domestic Entity that becomes a party to any Specified Integrated Agreement after the Effective Date to agree to be bound by this Agreement by entering into an Opt In letter in the form attached hereto as Exhibit B. Upon the execution of such Opt In letter, such Designated GM Domestic Entity will become a party to this Agreement. Until such time as a particular Designated GM Domestic Entity becomes a party to this Agreement, GM will use reasonable best efforts to cause such Designated GM Domestic Entity to honor and perform the obligations set forth in this Agreement, as if it were a party to this Agreement. Nothing in this Agreement creates any promise by GM or GMAC, respectively, to be responsible for the payment or performance of any obligation owed by their respective Subsidiaries, unless expressly provided in this Agreement.

SECTION 24. Resolution of Conflicting Terms. To the extent that any term or provision of any Specified Integrated Agreement conflicts with anything contained in this Agreement, the terms and provisions of this Agreement govern and control.

SECTION 25. Effective Date. The amendment and restatement of the Original MSA made herein shall be effective as of and from the Effective Date.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

GENERAL MOTORS CORPORATION,

by
Name:
Title:

GMAC LLC,

by
Name:
Title:

[SIGNATURE PAGE TO AMENDED AND RESTATED MASTER SERVICES AGREEMENT]

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EXHIBIT A

[***]

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EXHIBIT B

Opt In Letter to Amended and Restated Master Services Agreement

To: GMAC LLC (“GMAC”)

Opt In Letter

GMAC and General Motors Corporation (“GM”) have entered into that certain Amended and Restated Master Services Agreement, effective as of December 29, 2008 (“MSA”), establishing the terms and conditions applicable to inter-corporate dealings among GM, Designated GM Domestic Entities, and GMAC with respect to certain Specified Integrated Agreements (as defined in the MSA). [Insert Designated GM Domestic Entity name] (“Joining Entity”) desires to enjoy the rights and benefits under and flowing from the MSA, therefore, Joining Entity hereby adopts for itself, and binds itself to, the terms and conditions of the MSA and any amendments thereto made, with or without prior consultation with Joining Entity, as though Joining Entity were an original party to the MSA and any such amendments. Joining Entity agrees that it may not:

1.	Assign this Opt In Letter, or the rights and obligations under it or the MSA, to anyone, absent GM’s and GMAC’s prior written consent.

2.	Unilaterally terminate this Opt In Letter.

This Opt In Letter is effective as of the date of signature by the parties hereto.

[Name of Joining Entity]

By:
Title:
Date:

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Schedule 1 To Amended and Restated Master Services Agreement

Specified Integrated Agreements

Except as otherwise defined in this Agreement, the following agreements are defined as set forth in the Purchase and Sale Agreement.

1.	This Agreement

2.	Agreement on Separation

3.	U.S. Consumer Agreement

4.	IO Consumer Finance Agreement

5.	Dealer Financing Service Agreement

6.	Designated Commitments to Pay

7.	U.S. Advance Payment Agreement

8.	U.S. Remarketing Agreement

9.	Marketing Service Agreement

10.	Insurance Services Agreement

11.	License Agreement

12.	Transition Services Agreement

13.	Information Technology Agreement

14.	European Cooperation Agreement

15.	Canada Consumer Agreement

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Schedule 2 To Amended and Restated Master Services Agreement

Specified Offset Agreements

Except as otherwise defined in this Agreement, the following agreements are defined as set forth in the Purchase and Sale Agreement.

1.	This Agreement, to the extent applicable

2.	U.S. Consumer Agreement

3.	Dealer Service Agreement

4.	Designated Commitments to Pay

5.	U.S. Advance Payment Agreement

6.	U.S. Remarketing Agreement

7.	Marketing Service Agreement

8.	Insurance Services Agreement

9.	Transition Services Agreement

10.	Information Technology Agreement

11.	Interest Rate and Currency Swap

12.	Second Residual Liability Payout Agreement dated as of October 4, 2006 among GM, Saab Cars USA, Inc., Saturn Corporation, and GMAC

13.	Canadian OPEB Assumption Agreement